Exhibit 99.1

Carolina Financial Corporation Reports Results for Fourth Quarter of 2015

and Announces First Quarter Dividend

NEWS RELEASE – For Release January 22, 2016, 9:00AM

For More Information, Contact: William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, South Carolina, January 22, 2016 - Carolina Financial Corporation (NASDAQ: CARO) today announced net income for the three and twelve months ended December 31, 2015. Net income for the three months ended December 31, 2015 increased approximately 110% to $3.6 million, or $0.36 per diluted share, compared to $1.7 million, or $0.18 per diluted share, for the three months ended December 31, 2014. Net income for the twelve months ended December 31, 2015 increased approximately 74% to $14.4 million, or $1.48 per diluted share, compared to net income of $8.3 million, or $0.87 per diluted share, for the twelve months ended December 31, 2014.

“We are pleased to report an increase in net income of 74% for the year ended 2015 as compared to the prior year. This year was an eventful year for Carolina Financial Corporation. During 2015, we successfully integrated our branch acquisition completed in the 4th quarter of 2014 while remaining focused on our business development efforts resulting in strong loan and deposit growth. In addition, we opened our first branch in the Greenville market and became the second largest bank headquartered in South Carolina, with total assets of $1.4 billion as of December 31, 2015. In the fourth quarter, we completed a successful capital raise of approximately $32.1 million, net of offering costs, which positions the Company well to support future organic growth and acquisition opportunities as they arise. These excellent operational and financial results would not have been possible without the efforts of our team members as well as the continued support of our stockholders and customers. On January 6, 2016, we announced the acquisition of Congaree Bancshares, Inc., a $116 million bank holding company headquartered in the Columbia, SC market. We remain are focused on executing our strategic plan to profitably grow stockholder value,” stated Jerry Rexroad, Chief Executive Officer.

Financial Highlights

Carolina Financial Corporation

■	The Company reported net income for the three months ended December 31, 2015 of $3.6 million, or $0.36 per diluted share, as compared to $1.7 million, or $0.18 per diluted share, for the three months ended December 31, 2014. Net income for the twelve months ended December 31, 2015 totaled $14.4 million, or $1.48 per diluted share, compared to net income of $8.3 million, or $0.87 per diluted share, for the twelve months ended December 31, 2014. The 2014 results include pretax acquisition related expenses associated with the completion of branch acquisitions of $1.4 million.
■	The increase in net income from period to period is attributable to the significant growth in loans and securities, increased checking fees, and improved results from the Company’s retail mortgage team, as well as significantly improved results from Crescent Mortgage Company.
■	The Company reported book value per common share of $11.92 and $10.02 as of December 31, 2015 and December 31, 2014, respectively. Tangible book value per common share was $11.66 and $9.67 as of December 31, 2015 and December 31, 2014, respectively.
■	At December 31, 2015, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $139.9 million as of December 31, 2015 compared to $93.7 million at December 31, 2014. On December 14, 2015, the Company closed a public offering of 2,262,296 shares of its common stock with net proceeds of approximately $32.1 million after deducting underwriting discounts, commissions and estimated offering expenses incurred by the Company.

CresCom Bank

■	The Bank’s net income (excluding Crescent Mortgage Company) was $3.3 million and $11.4 million for the three and twelve months ended December 31, 2015, respectively, compared to net income of $1.8 million and $7.3 million for the three and twelve months ended December 31, 2014, respectively.
■	No provision for loan loss was recorded during the three and twelve months ended December 31, 2015 or 2014. This was primarily due to net recoveries of $1.1 million and $944,000 for the twelve months ended December 31, 2015 and 2014, respectively.
■	The Bank’s non-performing assets were 0.47% of total assets at December 31, 2015 and 2014.
■	Loans receivable (before allowance for loan losses) grew to $922.7 million at December 31, 2015 compared to $777.2 million at December 31, 2014. The increase in loans receivable primarily relates to the Bank’s focus on increasing commercial lending, residential mortgage lending, and syndicated loans. In addition, the Company purchased a pool of residential mortgages during the fourth quarter totaling $37.3 million at December 31, 2015.
■	The number of checking accounts increased at an annualized rate of 11.1% since December 31, 2014. As of December 31, 2015 and December 31, 2014, core deposits, defined as checking, savings and money market, comprised approximately 56.7% and 63.2%, respectively, of total deposits.
■	The Bank’s retail mortgage originations held for sale increased to $23.2 million compared to $13.1 million for the three months ended December 31, 2015 and 2014, respectively. Originations for the twelve months ended December 31, 2015 and 2014 were $73.6 million and $33.7 million, respectively. As a result of the increased originations, retail mortgage banking income within noninterest income increased to $424,000 and $1.7 million for the three and twelve months ended December 31, 2015 compared to $278,000 and $761,000 for the three and twelve months ended December 31, 2014. Mortgage banking income consists primarily of gain on sale of loans and related fees.

Crescent Mortgage Company

■	Net income for Crescent Mortgage Company, a wholly-owned subsidiary of the Bank, was $525,000 and $3.8 million for the three and twelve months ended December 31, 2015, respectively, as compared to net income of $225,000 and $1.9 million for the three and twelve months ended December 31, 2014, respectively.
■	The increase in net income of Crescent Mortgage Company is attributable to margin expansion resulting in increased mortgage banking income. Originations for the three months ended December 31, 2015 and 2014 were $217.0 million and $233.0 million, respectively. However, margin increased to 1.44% for the three months ended December 31, 2015 compared to 1.05% for three months ended December 31, 2014. Originations for the twelve months ended December 31, 2015 and 2014 were $986.7 million and $948.6 million, an increase of 40%. Margin for the twelve months ended December 31, 2015 increased to 1.60% compared to 1.18% for the twelve months ended December 31, 2014. As expected, originations for the fourth quarter of 2015 were down from originations from the third quarter of 2015. Seasonal influences significantly impact our wholesale mortgage business in the fourth and first quarters.

Quarterly Cash Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.03 per share payable on its common stock. The cash dividend will be payable on April 8, 2016 to stockholders of record as of March 18, 2016.

Conference Call

A conference call will be held at 2:00 p.m., Eastern Time on January 26, 2016. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 35480877.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. As of December 31, 2015, Carolina Financial Corporation had approximately $1.4 billion in total assets and Crescent Mortgage Company originated loans in 45 states and partnered with approximately 2,000 community banks, credit unions and mortgage brokers. In 2014, Carolina Financial Corporation was added to the Nasdaq Community Bank Index (ABAQ) by the American Bankers Association. It also ranked #1 on American Banker’s 2015 list of “Top 200 Community Banks and Thrifts as Ranked by Three-Year Average ROE.” During 2014, CresCom Bank completed two branch acquisitions and grew from 11 to 26 branch locations. In addition, in 2014 the Company added loan production offices in Greenville, SC, and Wilmington, NC. In August 2015, the Company opened its first full-service branch in Greenville, SC. On December 14, 2015, the Company closed a public offering of 2,262,296 shares of its common stock with net proceeds of approximately $32.1 million after deducting underwriting discounts, commissions and estimated offering expenses incurred by the Company. In January 2016, the Company announced the acquisition of Congaree Bancshares, Inc., a bank holding company headquartered in the Columbia, SC market.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation table later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the businesses of the Company and Congaree Bancshares, Inc. (“Congaree”) may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from the acquisition may not be fully realized within the expected timeframes; (9) disruption from the acquisition may make it more difficult to maintain relationships with clients, associates, or suppliers; (10) the required governmental approvals of the acquisition may not be obtained on the proposed terms and schedule; and (ii) the shareholders of Congaree may not approve the acquisition.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION ABOUT THE CONGAREE ACQUISITION AND WHERE TO FIND IT

The Company intends to file relevant documents concerning the Congaree acquisition with the SEC, including a registration statement on Form S-4 which will include a proxy statement/prospectus. Shareholders of Congaree will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings by the Company, at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/ prospectus can also be obtained, without charge, by directing a request to Carolina Financial Corporation, 288 Meeting Street, Charleston, SC 29401, Attention: William A. Gehman, III, Executive Vice President and Chief Financial Officer.

SHAREHOLDERS OF CONGAREE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY ARE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The directors and executive officers of Congaree and other persons may be deemed to be participants in the solicitation of proxies from Congaree’s shareholders in connection with the proposed acquisition. Information regarding Congaree’s directors and executive officers is available in its definitive proxy statement (DEF 14A) and additional definitive proxy soliciting materials filed with the SEC for Congaree’s 2015 annual shareholder meeting. Other information regarding the participants in the Congaree proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$10,206	10,453
Interest-bearing cash	16,421	10,694
Cash and cash equivalents	26,627	21,147
Securities available-for-sale	306,474	251,717
Securities held-to-maturity	17,053	25,544
Federal Home Loan Bank stock, at cost	9,919	5,405
Other investments	3,273	2,309
Derivative assets	1,945	1,689
Loans held for sale	41,774	40,912
Loans receivable, gross	922,723	777,157
Allowance for loan losses	(10,141)	(9,035)
Loans receivable, net	912,582	768,122

Premises and equipment, net	32,562	31,075
Accrued interest receivable	4,333	3,628
Real estate acquired through foreclosure, net	2,374	3,239
Deferred tax assets, net	4,924	4,715
Mortgage servicing rights	11,433	10,181
Cash value life insurance	28,082	21,532
Core deposit intangible	2,961	3,303
Other assets	3,004	4,499
Total assets	$1,409,320	1,199,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$163,054	142,900
Interest-bearing deposits	868,474	821,290
Total deposits	1,031,528	964,190
Short-term borrowed funds	120,000	57,800
Long-term debt	103,465	61,740
Derivative liabilities	306	1,036
Drafts outstanding	2,154	3,320
Advances from borrowers for insurance and taxes	641	613
Accrued interest payable	333	312
Reserve for mortgage repurchase losses	3,876	4,999
Dividends payable to stockholders	361	243
Accrued expenses and other liabilities	6,797	11,064
Total liabilities	1,269,461	1,105,317
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	120	97
Additional paid-in capital	56,418	23,194
Retained earnings	82,859	69,625
Accumulated other comprehensive income, net of tax	462	784
Total stockholders’ equity	139,859	93,700
Total liabilities and stockholders’ equity	$1,409,320	1,199,017

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014*
	(In thousands, except share data)
Interest income
Loans	$10,747	9,352	41,020	31,317
Investment securities	2,145	1,571	8,176	6,083
Dividends from FHLB	90	55	328	158
Other interest income	20	27	80	98
Total interest income	13,002	11,005	49,604	37,656
Interest expense
Deposits	1,273	876	4,367	3,483
Short-term borrowed funds	114	60	331	106
Long-term debt	515	475	1,906	2,013
Total interest expense	1,902	1,411	6,604	5,602
Net interest income	11,100	9,594	43,000	32,054
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	11,100	9,594	43,000	32,054
Noninterest income
Mortgage banking income	3,543	2,734	17,417	11,908
Deposit service charges	858	597	3,496	2,065
Net (loss) gain on extinguishment of debt	(36)	11	(1,251)	(58)
Net gain on sale of securities	34	391	1,493	1,084
Fair value adjustments on interest rate swaps	142	(596)	(1,111)	(1,170)
Net gain on sale of servicing assets	—	—	—	775
Net increase in cash value life insurance	196	180	726	731
Mortgage loan servicing income	1,357	1,284	5,313	5,077
Other	409	222	1,596	736
Total noninterest income	6,503	4,823	27,679	21,148
Noninterest expense
Salaries and employee benefits	7,176	6,584	28,629	23,308
Occupancy and equipment	1,896	1,584	7,228	4,858
Marketing and public relations	287	390	1,434	1,251
FDIC insurance	158	156	698	581
Provision for mortgage loan repurchase losses	(250)	(250)	(1,000)	(750)
Legal expense	60	(171)	407	438
Other real estate expense, net	24	256	138	638
Mortgage subservicing expense	398	343	1,634	1,392
Amortization of mortgage servicing rights	526	451	1,986	1,795
Other	1,961	2,769	8,045	7,932
Total noninterest expense	12,236	12,112	49,199	41,443
Income before income taxes	5,367	2,305	21,480	11,759
Income tax expense	1,758	587	7,060	3,448
Net income	$3,609	1,718	14,420	8,311

Earnings per common share:
Basic	$0.37	0.18	1.51	0.89
Diluted	$0.36	0.18	1.48	0.87
Weighted average common shares outstanding:
Basic	9,888,030	9,351,883	9,537,358	9,314,048
Diluted	10,103,966	9,572,323	9,718,356	9,507,425

* Derived from audited financial statements.

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended
Selected Financial Data:	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Selected Average Balances:
Total assets	$1,364,772	1,320,219	1,297,053	1,230,944	1,108,212
Investment securities	330,364	312,707	307,450	286,055	264,157
Loans receivable, net	876,445	840,414	813,293	779,661	684,203
Loans held for sale	31,212	43,193	49,087	30,733	35,530
Deposits	882,729	1,027,771	999,489	971,181	833,010
Stockholders’ equity	111,189	102,327	97,647	95,354	92,794

Performance Ratios:
Return on average equity (1)	12.98%	15.17%	16.05%	12.83%	7.41%
Return on average assets (1)	1.06%	1.18%	1.21%	0.99%	0.62%
Average earning assets to average total assets	92.23%	91.82%	92.18%	91.26%	91.81%
Average loans receivable to average deposits	99.29%	81.77%	81.37%	80.28%	82.14%
Average equity to average assets	8.15%	7.75%	7.53%	7.75%	8.37%
Net interest margin-tax equivalent (2)	3.59%	3.66%	3.80%	3.68%	3.82%
Net charge-offs (recovery) to average loans receivable (annualized)	(0.11)%	0.06%	(0.31)%	(0.18)%	(0.02)%
Nonperforming assets to period end loans receivable	0.72%	0.89%	0.86%	0.74%	0.73%
Nonperforming assets to total assets	0.47%	0.57%	0.55%	0.46%	0.47%
Nonperforming loans to total loans	0.47%	0.57%	0.47%	0.34%	0.31%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (3)	1.10%	1.15%	1.19%	1.17%	1.16%
Allowance for loan losses as a percentage of nonperforming loans	235.67%	201.98%	252.13%	341.68%	371.20%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	4,303	4,896	3,973	2,745	2,434
Total nonperforming loans	4,303	4,896	3,973	2,745	2,434
Real estate acquired through foreclosure, net	2,374	2,744	3,271	3,166	3,239
Total nonperforming assets	$6,677	$7,640	$7,244	$5,911	$5,673

(1) Included in the net income of December 31, 2014 were pretax acquisition related expenses of approximately $1.4 million.

(2) The tax equivalent net interest margin reflects tax-exempt income on a tax-equivalent basis.

(3) Acquired loans represent 7.0%, 8.0%, 8.8%, 9.9%, and 10.3%, of gross loans receivable at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Twelve Months		Increase (Decrease)
	Ended December 31,		Ended December 31,		Three	Twelve
	2015	2014	2015	2014*	Months	Months
Segment net income:
Community banking	$3,258	1,779	11,402	7,268	1,479	4,134
Wholesale mortgage banking	525	225	3,832	1,851	300	1,981
Other	(207)	(302)	(867)	(809)	95	(58)
Eliminations	33	16	53	1	17	52
Total net income	$3,609	1,718	14,420	8,311	1,891	6,109

	For the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014 (Note 1)
Segment net income:
Community banking	$3,258	2,854	2,817	2,473	1,779
Wholesale mortgage banking	525	1,273	1,323	711	225
Other	(207)	(256)	(224)	(180)	(302)
Eliminations	33	10	1	9	16
Total net income	$3,609	3,881	3,917	3,013	1,718

* Derived from audited financial statements.

Note 1 - Included in Community banking were pretax acquisition related expenses of approximately $1.4 million.

	For the Three Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2015	2014	2015	2014	2015	2014
Additional segment information:
Community banking	$23,161	13,097	424	278	1.83%	2.12%
Wholesale mortgage banking	216,971	233,042	3,119	2,456	1.44%	1.05%
Total mortgage banking income	$240,132	246,139	3,543	2,734	1.48%	1.11%

	For the Twelve Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2015	2014	2015	2014	2015	2014
Additional segment information:
Community banking	$73,591	33,654	1,656	$761	2.25%	2.26%
Wholesale mortgage banking	986,650	948,550	15,761	11,147	1.60%	1.18%
Total mortgage banking income	$1,060,241	982,204	17,417	$11,908	1.64%	1.21%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	At December 31,
	2015	2014

Core deposits:
Noninterest-bearing demand accounts	$163,054	142,900
Interest-bearing demand accounts	158,581	183,550
Savings accounts	39,147	36,630
Money market accounts	223,906	246,116
Total core deposits	584,688	609,196

Certificates of deposit:
Less than $250,000	428,067	335,740
$250,000 or more	18,773	19,254
Total certificates of deposit	446,840	354,994
Total deposits	$1,031,528	964,190

	At December 31,
	2015	2014

Tangible book value per share:
Total common equity	$139,859	93,700
Less intangible assets	(2,961)	(3,303)
Tangible common equity	$136,898	90,397

Issued and outstanding shares	12,023,557	9,717,043
Less nonvested restricted stock awards	(285,805)	(365,160)
Period end dilutive shares	11,737,752	9,351,883

Total common equity	$139,859	93,700
Divided by period end dilutive shares	11,737,752	9,351,883
Common book value per share	$11.92	10.02

Tangible common equity	136,898	90,397
Divided by period end dilutive shares	11,737,752	9,351,883
Tangible common book value per share	$11.66	9.67